UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 22, 2015

UDR, Inc.
United Dominion Realty, L.P.
(Exact name of registrant as specified in its charter)

Maryland (UDR, Inc.)	1-10524	54-0857512
Delaware (United Dominion Realty, L.P.)	333-156002-01	54-1776887
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (720) 283-6120
Not Applicable
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On June 22, 2015, UDR, Inc., a Maryland corporation (the “Company”), United Dominion Realty, L.P., a Delaware limited partnership (the “Operating Partnership”), Home Properties, L.P., a New York limited partnership (the “Home Partnership”), and LSREF4 Lighthouse Acquisitions, LLC, a Delaware limited liability company (“Parent”), entered into a definitive Contribution Agreement (the “Contribution Agreement”). The Contribution Agreement provides that, upon the terms and subject to the conditions set forth in the Contribution Agreement, the Home Partnership will contribute or cause to be contributed a portfolio of up to six properties to a newly formed operating partnership of the Company (“UDR DownREIT Partnership”), and UDR DownREIT Partnership, in exchange for the properties, will (i) assume approximately $90 million of outstanding indebtedness secured by a contributed property, (ii) issue up to approximately $753 million of units in UDR DownREIT Partnership (“UDR DownREIT Units”) at $35.00 per unit to each Home Partnership OP unit holder who elects to exchange a Home Partnership OP unit for UDR DownREIT Units, (iii) pay cash consideration of up to approximately $65 million to the Home Partnership, and (iv) offer the right to subscribe for and purchase one share of the Company’s Series F Preferred Stock, par value $0.01 per share (“Series F Preferred Stock”), for each UDR DownREIT Unit issued (the “Home Partnership Contribution”). The Contribution Agreement also provides that, upon the terms and subject to the conditions set forth in the Contribution Agreement, the Company and the Operating Partnership will contribute or cause to be contributed cash and a portfolio of properties to UDR DownREIT Partnership, and UDR DownREIT Partnership will assume certain outstanding indebtedness secured by the contributed properties, in exchange for UDR DownREIT Units (the “UDR Contribution” and together with the Home Partnership Contribution, the “Contributions”).

The number of UDR DownREIT Units issued and the amount of cash paid will be determined at the closing of the consent solicitation of the limited partners of the Home Partnership. Based on the number of limited partners of the Home Partnership electing to receive UDR DownREIT Units, the Company will have the option either to acquire fewer than six properties from the Home Partnership or to acquire some of the properties through a Section 1031 exchange pursuant to the Internal Revenue Code of 1986, as amended.

The Contribution Agreement contains certain customary representations, warranties and covenants, including, among others, covenants by the Home Partnership to cause the properties to be operated in the ordinary course of business consistent with past practice.

The consummation of the Contributions is subject to certain customary closing conditions, including, among others, the satisfaction (or waiver) of certain conditions to closing set forth in the Merger Agreement (as defined under Item 8.01 of this Current Report on Form 8-K).

The Contribution Agreement automatically terminates upon the termination of the Merger Agreement. In addition, the Company or the Operating Partnership may terminate the Contribution Agreement if the Contributions have not been consummated on or before the outside date of December 31, 2015.

In connection with the Home Partnership Contribution, the Company and UDR DownREIT Partnership will enter into an agreement pursuant to which UDR DownREIT Partnership will agree, among other things, to limit its ability to sell the properties contributed by the Home Partnership for a period of ten years from the date of acquisition. In addition, the Company will enter into an agreement pursuant to which it will provide certain registration rights with respect to any shares of the Company’s common stock that may be issued upon redemption of UDR DownREIT Units issued in the Home Partnership Contribution,.

A copy of the Contribution Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Contribution Agreement. The Contribution Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, the Operating Partnership, the Home Partnership or Parent. In particular, the assertions embodied in the representations and warranties of the Contribution Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Contribution Agreement are not necessarily characterizations of the actual state of facts about the Company, the Operating Partnership, the Home Partnership or Parent at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the SEC.

Item 7.01.    Regulation FD Disclosure.

On June 22, 2015, the Company issued a press release relating to the proposed transactions referenced in Item 1.01 above, a copy of which is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.  A copy of the Company’s investor presentation regarding the proposed transactions referenced in Item 1.01 above is also attached hereto as Exhibit 99.2 and incorporated into this Item 7.01 by reference.  The press release and investor presentation are furnished under this Item 7.01 and shall not be deemed filed with the U.S. Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.  The information contained in the press release and investor presentation shall not be incorporated by reference into any filing of the Company regardless of general incorporation language in such filing, unless expressly incorporated by reference in such filing.

Item 8.01.    Other Items.

On June 22, 2015, the Company, Home Properties, Inc., a Maryland corporation (“Home”), the Home Partnership, Parent, LSREF4 Lighthouse Corporate Acquisitions, LLC, a Maryland limited liability company and wholly-owned subsidiary of Parent (“MergerSub”), and LSREF4 Lighthouse Operating Acquisitions, LLC, a New York limited liability company and wholly-owned subsidiary of MergerSub (“Partnership MergerSub”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for (i) the redemption by the Home Partnership of limited partnership units of limited partners of the Home Partnership (other than Home or any of its subsidiaries) who have timely elected to have some or all of their limited partnership units redeemed for UDR DownREIT Units and the cash consideration described in Item 1.01 above (the “Redemption”), (ii) the merger of Partnership MergerSub with and into the Home Partnership (the “Partnership Merger”), with the Home Partnership continuing as the surviving entity, and (iii) the merger of Home with and into MergerSub (the “Home Merger” and together with the Partnership Merger, the “Mergers”), with MergerSub continuing as the surviving entity and a wholly-owned subsidiary of Parent.

The consummation of the Mergers is subject to certain closing conditions, including, among others: (i) approval of the Partnership Merger and the Merger Agreement by the affirmative vote of a majority of the outstanding limited partnership interests of the Home Partnership held by outside limited partners; (ii) approval of the Home Merger and the Merger Agreement by the affirmative vote of a majority of the outstanding common stock of Home as of the record date for the special meeting of stockholders of Home; (iii) the consummation of the transactions contemplated by the Contribution Agreement; (iv) the consummation of the Redemption; (v) the absence of a material adverse effect on either Home or Parent; and (vi) the receipt by Parent of a tax opinion relating to the REIT status of Home. The obligations of the parties to consummate the Redemption or the Mergers are not subject to any financing condition or the receipt of any financing by Parent, MergerSub or Partnership MergerSub.

The Merger Agreement may be terminated under certain circumstances, including by either Home or Parent, (i) if the Mergers have not been consummated on or before the outside date of December 31, 2015, (ii) if a final and non-appealable order of a governmental authority is entered prohibiting or disapproving the transactions, (iii) upon a failure of Home to obtain approval of its stockholders to the Home Merger, or (iv) upon a failure of the Home Partnership to obtain approval of its outside limited partners to the Partnership Merger. The Merger Agreement provides that, in connection with the termination of the Merger Agreement under specified circumstances, Parent may be required to pay Home a termination fee of $300 million, and the Company will be entitled to receive $27 million of such termination fee. The Merger Agreement also provides that, in connection with the termination of the Merger Agreement under specified circumstances, Home may be required to pay Parent a termination fee of either $50 million or $150 million, and the Company will be entitled to be reimbursed its transaction expenses by Parent (if the $50 million termination fee is paid to Parent) or to receive $13.5 million of such termination fee (if the $150 million termination fee is paid to Parent), or Home may be required to reimburse Parent’s transaction expenses up to $35 million, in which case the Company will be reimbursed its transaction expenses by Parent. In addition, the Merger Agreement provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company may be required to pay Parent and Home a termination fee of $90 million, of which Home will receive $55 million and Parent will receive $35 million. Under certain circumstances, including upon payment of the applicable termination fee, Home is permitted to terminate the Merger Agreement to enter into a definitive agreement with a third party with respect to a Superior Proposal (as defined in the Merger Agreement).

Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels, expectations concerning the joint ventures with third parties, expectations that automation will help grow net operating income, expectations on annualized net operating income, our expectation that we will be able to close the acquisition of the Washington DC properties from Home generally on the terms that we have disclosed and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company's Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.1	Contribution Agreement by and among Home Properties, L.P., UDR, Inc., United Dominion Realty, L.P. and LSREF4 Lighthouse Acquisitions, LLC, dated June 22, 2015*

99.1	Press release issued by the Company on June 22, 2015.

99.2	Investor Presentation dated June 22, 2015.
*     UDR, Inc. and United Dominion Realty, L.P. have omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the SEC copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, Inc.
June 22, 2015	By:	/s/ Warren L. Troupe
Name: Warren L. Troupe
Title: Senior Executive Vice President

Exhibit Index

Exhibit No.	Description
2.1	Contribution Agreement by and among Home Properties, L.P., UDR, Inc., United Dominion Realty, L.P. and LSREF4 Lighthouse Acquisitions, LLC, dated June 22, 2015*

99.1	Press release issued by the Company on June 22, 2015.

99.2	Investor Presentation dated June 22, 2015.
*     UDR, Inc. and United Dominion Realty, L.P. have omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the SEC copies of any of the omitted schedules and exhibits upon request by the SEC.